                                                                    Exhibit 10.1



                               PURCHASE AGREEMENT

         This Agreement, dated as of September 30, 2003, is by and between Healthaxis Inc., a Pennsylvania corporation ("Healthaxis" or "Buyer") and UICI, a Delaware corporation ("UICI" or the "Seller").

         WHEREAS, in accordance with the terms hereof, Seller intends to sell, and Buyer intends to purchase, certain shares of common stock and other securities of Healthaxis as set forth in Section 1 below.

         NOW THEREFORE, for and inconsideration of the mutual promises herein set forth, and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), Buyer and Seller agree as follows:

         1. Purchase and Sale. Subject to the terms and on the conditions of this Agreement, Buyer hereby agrees to purchase from Seller, and Seller agrees to sell to Buyer for the Purchase Price set forth in Section 2 below, all Healthaxis securities held by Seller, including, without limitation, the following (collectively, the "Seller's Healthaxis Securities"):

                  (a) 2,585,769 shares of Healthaxis common stock, $0.10 par value per share, represented by the Healthaxis Common Stock certificates set forth on Schedule 1 attached hereto and incorporated herein (the "Common Stock");

                  (b) 1,424 shares of Healthaxis Series A Convertible Preferred Stock, $1.00 par value per share, represented by Series A Convertible Preferred Stock certificate No. PS-A-4 (the "Preferred Stock"); and

                  (c) Three (3) separate warrants granting the right to purchase a total of 22,239 shares of common stock in Healthaxis, $0.10 par value per share (the "Warrants").

         2. Purchase Price and Payment. The total purchase price for all of the Seller's Healthaxis Securities shall be Three Million Nine Hundred Thousand and No/100 Dollars ($3,900,000.00) (the "Purchase Price"), of which $500,000 shall be payable in cash at Closing and the balance shall be payable by Buyer's execution and delivery at Closing of a Promissory Note in the principal amount of $3,400,000 payable to Seller in the form attached hereto as EXHIBIT A (the "Note") and incorporated herein by reference.

         3. Closing. The Closing of the purchase and sale contemplated hereby shall take place at the offices of the Company on or before the close of business on September 30, 2003, or at such other time and place as Seller and Buyer mutually agree upon orally or in writing (the "Closing"). At the Closing, the Seller shall deliver to the Buyer (i) the original stock certificates representing all of the Common Stock and Preferred Stock, with each such certificate accompanied by an executed assignment form duly endorsed for transfer that is in negotiable form bearing the signature of UICI or its subsidiary or affiliate that is the record holder of the shares represented by the certificate, and (ii) the original of each of the three (3) separate warrant agreements representing the Warrants. At Closing, Buyer shall (x) pay to Seller the cash portion of the Purchase Price by check, or by wire transfer of immediately available funds to an account designated in writing by the Seller, and (y) deliver to Seller the original of the Promissory Note executed by Buyer.

         To the extent Seller is unable to locate any original stock certificates or warrant agreements to be delivered at Closing, then Seller and Buyer shall agree upon an appropriate form of lost securities affidavit and indemnities to be given by Seller which are sufficient to allow Buyer and/or its transfer agent to issue replacement securities which shall then be delivered to Buyer by Seller as provided above. In such circumstances, Buyer and Seller agree that the Closing will not be delayed and Buyer will become the beneficial owner of all lost securities upon payment of the Purchase Price. Buyer and Seller will cooperate to have the replacement securities issued and delivered to Buyer as soon as practicable following Closing.

         4. Representations and Warranties of the Seller. Seller hereby represents and warrants to Buyer as follows:


         (i) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted;

         (ii) Seller has full power and authority to enter into this Agreement, and such Agreement has been duly executed and delivered by and constitutes the valid and legally binding obligation of, Seller, enforceable in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, or (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies;

         (iii) Seller or its subsidiaries and affiliates owns of record and beneficially good and marketable title to all of the Seller's Healthaxis Securities, free and clear of any and all liens, mortgages, security interests, encumbrances, pledges, charges, adverse claims, options, rights or restrictions of any character whatsoever;

         (iv) This Agreement has been authorized by all necessary corporate action on behalf of Seller;

         (v) The execution of this Agreement and the consummation of the transactions contemplated hereby by Seller will not breach or contravene the provisions of any law, regulation, indenture, agreement, covenant or contract to which Seller is a party or by which Seller or any of Seller's Healthaxis Securities is bound;

         (vi) No inquiry, action, suit or proceeding has been asserted, threatened or instituted against Seller seeking to restrain or prohibit the carrying out of the transactions contemplated by this Agreement or making a claim that could result in a change in the record or beneficial owner of any of Seller's Healthaxis Securities;

         (vii) Seller has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of a sale of the Seller's Healthaxis Securities and has obtained or had access to sufficient information from Buyer, including without limitation the Buyer's forms, reports and documents filed with the Securities Exchange Commission (including Buyer's Annual Report on Form 10-K for the year ended December 31, 2002 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003 and June 30, 2003), to enable Seller to evaluate the risks of a sale of the Seller's Healthaxis Securities under the terms of this Agreement;

         (viii) The offer to purchase the Seller's Healthaxis Securities was directly communicated to Seller by Buyer by means of this Agreement;

         (ix) Seller has received Buyer's financial statements for July 2003 and August 2003; (x) Seller has had the opportunity to ask questions of Buyer and have those questions answered, and has received any information requested regarding Buyer;

         (x) At no time was Seller presented with, or solicited by or through, any form of advertisement, article, notice or communication or other general solicitation; and

         (xi) Seller is an "accredited investor" within the meaning of Rule 501 of Regulation D of the Act.

         5. Representations and Warranties of the Buyer. Buyer hereby represents and warrants to Seller as follows:


         (i)      Buyer has full power and authority to enter into this
                  Agreement:

         (ii) The execution and delivery of the Note and this Agreement have been authorized by all necessary corporate action of Buyer;

         (iii) This Agreement has been, and the Note when delivered in accordance with the terms hereof will be, duly executed and delivered by, and constitutes the valid and legally binding obligations of Buyer, enforceable in accordance with their respective terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, or (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and

         (iv) The execution of this Agreement and the Note and the consummation of the transactions contemplated hereby will not breach or contravene the provisions of any law, regulation, indenture, agreement, covenant or contract to which Buyer is a party or by which Buyer is bound.

         6. Legend. It is understood that the certificates evidencing the Common Stock may contain a legend which reads substantially as follows:

                  These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to Healthaxis that such registration is not required or unless sold pursuant to Rule 144 of such Act.

         7. Conditions of Buyer's Obligations at the Closing. The obligations of Buyer under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

         (i)      the representations and warranties of Seller contained in
                  Section 4 shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing;

         (ii) Seller shall have delivered the original securities and documents specified in Section 3;

         (iii) Seller shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before the Closing; and

         (iv) Buyer shall have received the consent of the holders of its Series A Preferred Stock to the purchase of Seller's Healthaxis Securities.

         8. Conditions of Seller' Obligations at the Closing. The obligations of Seller under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

         (i)      The representations and warranties of Buyer contained in
                  Section 5 shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing;

         (ii) Buyer shall have delivered the cash portion of the Purchase Price and fully executed original Note; and

         (iii) Buyer shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

         9. Additional Covenants. The Note to be delivered by Buyer at Closing is to be repaid through deductions from the monthly invoice for data capture services provided from time to time by Healthaxis Imaging Services, LLC ("HAIS"), a subsidiary of Healthaxis, to The MEGA Life & Health Insurance Company ("MEGA"), a subsidiary of UICI, pursuant to the terms of that certain services agreement, effective May 1, 1999, between MEGA and Mid-West National Life Insurance Company of Tennessee and HAIS, as amended by that certain First Amendment to Agreement effective January 1, 2000, Second Amendment to Agreement effective January 1, 2001, Third Amendment to Agreement effective January 1, 2002 and Fourth Amendment effective January 1, 2003 (as amended, the "Services Agreement"). As a condition to Buyer's agreements contained herein, UICI hereby covenants and agrees that the UICI Insurance Center unit will use HAIS as its sole supplier under the terms of the Services Agreement for all of its imaging, data capture and related services needs if and only for so long as (i) any portion of the Note remains outstanding and is not in default, (ii) HAIS meets or exceeds its contractual commitments for quality and turn around time as contained in the Services Agreement, and (iii) HAIS is not otherwise in default under the terms of the Services Agreement; provided, however, in no event shall UICI's Insurance Center unit be required to use HAIS as its sole supplier under the terms of the Services Agreement for all of its imaging, data capture and related services needs after September 30, 2006. The terms of the foregoing sentence shall not be deemed to restrict or limit in any respect the ability of any other affiliate or unit of MEGA from receiving services from HAIS in accordance with the terms of the Services Agreement. The Services Agreement shall be renewed and extended from time to time as necessary to remain coterminous with commitment made in this Section 9.

         10. Termination. In the event the Closing has not occurred on or before October 15, 2003, then at any time thereafter, either party may terminate this Agreement by providing written notice to the other party.

         11. Specific Performance. The parties to this Agreement acknowledge and agree that a breach of any of the covenants of either party set forth in this Agreement may not be compensable by payment of money damages and, therefore, that the covenants of the parties set forth in this Agreement may be enforced in equity by a decree requiring specific performance.

         12. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Texas as applied to agreements among Texas residents entered into and to be performed entirely within Texas.

         13. Execution in Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         14. Costs and Expenses. Each party hereto shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

         15. Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

         16. Amendment. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived only with the written consent of the parties.

         17. Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

         18. Assignment. Neither of the parties hereto may assign this Agreement without prior written consent of the other, which consent will not be unreasonably withheld or delayed.

         19. Notices. Any communication relating to this Agreement or its subject matter shall be given to the respective parties in writing as indicated below:

                  UICI
                  9151 Grapevine Highway
                  4th Floor
                  North Richland Hills, TX 76180
                  Attn: Glenn Reed
                  General Counsel

                  Healthaxis Inc.
                  5215 N. O'Connor Blvd., Suite 800
                  Irving, Texas 75039
                  Attn:    J. Brent Webb
                  General Counsel

         Notices shall be effective as of the date delivered for communications when delivered by hand or by recognized overnight delivery service, and three
(3) days following deposit in the United States mail.

         20. Related Party Transaction; Disclosure. The transaction contemplated by this Agreement constitutes a transaction between the Seller and a "related party" in accordance with policies and procedures adopted by the Board of Directors of Seller and, as such, is subject to the approval of a majority of the disinterested outside directors of Seller. The Buyer and Seller hereby agree that, following the execution of this Agreement and the Closing, each party may make such public disclosures as it is legally required to make by either the federal or state securities laws or the rules pertaining to the Nasdaq SmallCap Market and the New York Stock Exchange, as applicable.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                      UICI

                                      By:     /s/ Glenn W. Reed
                                              -------------------------

                                      Name:   Glenn W. Reed
                                              -------------------------

                                      Title:  Executive Vice President
                                              -------------------------

                                      Date:   September 30, 2003
                                              -------------------------

                                      HEALTHAXIS INC.

                                      By:     /s/ James W. McLane
                                              -------------------------

                                      Name:   James W. McLane
                                              -------------------------

                                      Title:  Chairman and CEO
                                              -------------------------

                                      Date:   September 30, 2003
                                              -------------------------

                                   Schedule 1

Name:                               Stock Certificate Number            Number of Shares to be Sold
----                                ------------------------            ---------------------------
UICI                                             3855                                2,263
UICI                                             3846                                1,930
UICI                                             3818                              266,800
UICI                                             3854                                2,744
UICI                                             3853                              775,679
UICI Voting Trust                                3817                              858,171
Founders Trust                             Not issued                              322,465
The Mega Life and Health Insurance               3815                              355,717
                                                                                 ---------
       Company                                                                   2,585,769

                                   EXHIBIT "A"

                              PROMISSORY NOTE FORM

THIS NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND HAS NOT QUALIFIED UNDER APPLICABLE STATE SECURITIES OR BLUE SKY LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.

                                 PROMISSORY NOTE

$3,400,000.00                     Dallas, Texas            September 30, 2003

         FOR VALUE RECEIVED, the undersigned, HEALTHAXIS INC., a Pennsylvania corporation ("Maker"), hereby promises to pay to the order of UICI, a Delaware corporation ("Payee"), at its offices at 9151 Grapevine Highway, North Richland Hills, TX 76180, in lawful money of the United States of America, the principal sum of Three Million Four Hundred Thousand and No/100 Dollars ($3,400,000.00), together with interest on the outstanding principal balance from day to day remaining as herein specified, in installments as follows:

         1. Beginning on November 1, 2003, and continuing on the 1st day of each month thereafter through and including September 1, 2006, a monthly installment equal to the Monthly Payment Amount (as hereinafter defined) shall be due and payable, which shall be applied first to all accrued but unpaid interest on this Promissory Note, and the remainder will be applied to the outstanding principal amount then due; and

         2. A final installment in the amount of all outstanding principal, plus accrued and unpaid interest, shall be due and payable on September 30, 2006 (the "Maturity Date").

         The "Monthly Payment Amount" shall be an amount equal to the greater of
(i) one-half of the invoice amount attributable to data capture services (before any credit or deduction for repayment of this Note as provided below) for the prior month for all data capture services rendered from time to time by Healthaxis Imaging Services, LLC ("HAIS"), a subsidiary of Maker, to The Mega Life & Health Insurance Company ("MEGA") (including any and all affiliates, divisions or units thereof), a subsidiary of Payee, pursuant to the terms of that certain services agreement, effective May 1, 1999, between MEGA and Mid-West National Life Insurance Company of Tennessee and HAIS, as amended by that certain First Amendment to Agreement effective January 1, 2000, Second Amendment to Agreement effective January 1, 2001, Third Amendment to Agreement effective January 1, 2002 and Fourth Amendment effective January 1, 2003 (as amended, the "Services Agreement"), or (ii) Sixty-five Thousand and No/100 Dollars ($65,000.00). In accordance with that certain Repurchase Agreement, dated of even date herewith between Maker and Payee, Payee has agreed that its Insurance Center unit will use HAIS as its sole supplier under the terms of the Services Agreement (as it may be subsequently renewed and extended as required in the Repurchase Agreement) for all of its imaging, data capture and related services needs if and only for so long as (x) any portion of this Promissory Note remains outstanding and is not in default, (y) HAIS meets or exceeds its contractual commitments for quality and turn around time as contained in the Services Agreement, and (z) HAIS is not otherwise in default under the terms of the Services

Agreement; provided, however, in no event shall UICI's Insurance Center unit be required to use HAIS as its sole supplier for all of its imaging, data capture and related services needs after September 30, 2006. In lieu of cash payment of the Monthly Payment Amount, Maker and Payee hereby agree that, on each installment due date, HAIS will issue a credit memo to MEGA in the amount of said Monthly Payment Amount, and UICI will simultaneously credit the same amount toward repayment of this Promissory Note as herein provided. In the event the aggregate amount of credits issued to MEGA and outstanding at any time ever exceeds the total amount then due to HAIS, then Maker will pay the difference in cash on the installment due date. In addition, in the event HAIS or its successor ceases to provide data capture services to MEGA, then each monthly installment will be payable by Maker solely in cash on or before the installment due date.

         This Promissory Note may not be self-amortizing, and Maker hereby acknowledges that on the Maturity Date stated above, a substantial payment of principal and interest may become due and payable.

         The outstanding principal balance hereof shall bear interest prior to maturity at the rate of six percent (6.0%) per annum, and shall be computed on the bases of a 360-day year. All past due principal and interest shall bear interest at the rate of ten percent (10.0%) per annum.

         Maker shall have the right to prepay, at any time and from time to time without premium or penalty, the entire unpaid principal balance of this Note or any portion thereof, any such prepayments to be made together with payment of interest accrued on the amount of principal being prepaid through the date of such prepayment, and any such partial prepayments to be applied in inverse order of maturity to the last maturing installment(s) of principal.

         Notwithstanding anything to the contrary contained herein, no provisions of this Promissory Note shall require the payment or permit the collection of interest in excess of the Maximum Rate (hereinafter defined). If any excess of interest in such respect is herein provided for, or shall be adjudicated to be so provided, in this Promissory Note or otherwise in connection with this loan transaction, the provisions of this paragraph shall govern and prevail, and neither Maker nor the sureties, guarantors, successors or assigns of Maker shall be obligated to pay the excess amount of such interest, or any other excess sum paid for the use, forbearance or detention of sums loaned pursuant hereto. If for any reason interest in excess of the Maximum Rate shall be deemed charged, required or permitted by any court of competent jurisdiction, any such excess shall be applied as a payment and reduction of the principal of indebtedness evidenced by this Promissory Note, and if the principal amount hereof has been paid in full, any remaining excess shall forthwith be paid to Maker. In determining whether or not the interest paid or payable exceeds the Maximum Rate, Maker and Payee shall, to the extent permitted by applicable law, (i) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the indebtedness evidenced by this Promissory Note so that the interest for the entire term does not exceed the Maximum Rate.

         As used herein, "Maximum Rate" means the maximum nonusurious rate of interest permitted to be charged by the holder hereof under applicable federal or Texas laws. For purposes of determining the Maximum Rate under Texas law, the applicable rate ceiling shall be the applicable weekly ceiling described in, and computed in accordance with, Chapter 303 of the Texas Finance Code.

         Maker shall be in default hereunder upon the happening of any of the following events or conditions (each such event or condition hereinafter referred to as an "Event of Default"):

         1. Maker shall fail to pay when due any principal of or accrued and unpaid interest on this Promissory Note.

         2. Any representation, warranty, or statement made or deemed made by Maker to Payee shall be false, misleading, or erroneous in any material respect when made or deemed to have been made.

         3. Maker shall default in the timely performance of any obligation, covenant or agreement made or owed by Maker to Payee under this Promissory Note, or any other agreement or document executed in connection therewith.

         4. Maker shall commence a voluntary proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official for it or a substantial part of its property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall generally fail to pay its debts as they become due.

         5. Any involuntary proceeding shall be commenced against Maker seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official for it or a substantial part of its property, and such involuntary proceeding shall remain undismissed and unstayed for a period of sixty (60) days.

         6. Maker or any guarantor, surety, or other person ever liable for the payment of this Note shall liquidate, dissolve, die or become incompetent.

         7. Maker shall fail to discharge within a period of thirty (30) days after the commencement thereof any unstayed attachment, sequestration, forfeiture, or similar proceeding or proceedings involving an aggregate amount in excess of $25,000 against any of its properties.

         8. A final judgment or judgments for the payment of money in excess of $100,000 in the aggregate shall be rendered by a court or courts against Maker and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within thirty
(30) days from the date of entry thereof and Maker shall not, within said period of thirty (30) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

         9. Maker shall fail to pay when due any principal of or interest on any indebtedness (other than the indebtedness represented hereby) in excess of $25,000, or the maturity of any such indebtedness shall have been accelerated, or any such indebtedness shall have been required to be prepaid in full prior to the stated maturity thereof, or any event shall have occurred that permits (or, with the giving of notice or lapse of time or both, would permit) any holder or holders of such indebtedness or any person acting on behalf of such holder or holders to accelerate the maturity thereof or require any such prepayment.

         Upon the occurrence of any Event of Default, the holder hereof may, at its option, declare the entire unpaid principal of and accrued interest on this Promissory Note immediately due and payable without notice, demand or presentment, all of which are hereby waived, and upon such declaration, the same shall become and shall be immediately due and payable, and the holder hereof shall have the right to foreclose and offset against this Promissory Note any sum or sums owed by the holder hereof to Maker. Failure of the holder hereof to exercise this option shall not constitute a waiver of the right to exercise the same upon the occurrence of a subsequent Event of Default. Notwithstanding the foregoing, upon the occurrence of an Event of Default under paragraphs 4 or 5 above, the outstanding principal of and accrued and unpaid interest on the Note and all other amounts payable by Maker hereunder shall thereupon become immediately due and payable without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, or other formalities of any kind, all of which are hereby expressly waived by Maker.

         If the holder hereof expends any effort in any attempt to enforce payment of all or any part or installment of any sum due the holder hereunder, or if this Promissory Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceedings, Maker agrees to pay all collection costs and fees incurred by the holder, including reasonable attorneys' fees.

         This Promissory Note shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America. This Promissory Note is performable in Dallas County, Texas. Any action or proceeding under or in connection with this Promissory Note against Maker or any other party ever liable for payment of any sums of money payable on this Promissory Note may be brought in any state or federal court in Dallas County, Texas. Maker and each such other party hereby irrevocably (i) submits to the nonexclusive jurisdiction of such courts, and (ii) waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in such court or that such court is an inconvenient forum. Any action or proceeding by Maker or any other party liable hereunder against Payee shall be brought only in a court located in Dallas County, Texas.

         Maker and each surety, guarantor, endorser, and other party ever liable for payment of any sums of money payable on this Promissory Note jointly and severally waive notice, presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, grace, and all other formalities of any kind, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, all without prejudice to the holder. The holder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any said indebtedness, or to grant any other indulgences or forbearances whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder.

         THIS PROMISSORY NOTE AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED BY MAKER IN CONNECTION WITH THE INDEBTEDNESS EVIDENCED BY THIS NOTE REPRESENT THE FINAL, ENTIRE AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.

                                        MAKER:




                                        HEALTHAXIS INC.



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                                        Title:
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